Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	State or Other Jurisdiction of Incorporation Or Organization
Dave & Buster’s I, L.P.	Texas
Dave & Buster’s, Inc.	Missouri
Dave & Buster’s Holdings, Inc. Dave & Buster’s Invesco LLC Dave & Buster’s Management Corporation, Inc.	Delaware Texas Texas
Dave & Buster’s ProCo LLC	Texas
Dave & Buster’s of Alabama, Inc.	Delaware
Dave & Buster’s of Alaska, Inc.	Delaware
Dave & Buster’s of Arkansas, Inc.	Delaware
Dave & Buster’s of California, Inc.	California
Dave & Buster’s of Connecticut, Inc.	Delaware
Dave & Buster’s of Colorado, Inc.	Colorado
Dave & Buster’s of Florida, LP	Florida
Dave & Buster’s of Georgia, Inc.	Georgia
Dave & Buster’s of Hawaii, Inc.	Hawaii
Dave & Buster’s of Idaho, Inc.	Delaware
Dave & Buster’s of Illinois, Inc.	Illinois
Dave & Buster’s of Indiana, Inc. Dave & Buster’s of Iowa, Inc.	Delaware Delaware
Dave & Buster’s of Kansas, Inc.	Kansas
Dave & Buster’s of Kentucky, Inc.	Delaware
Dave & Buster’s of Louisiana, Inc.	Delaware
Dave & Buster’s of Maryland, Inc.	Maryland
Dave & Buster’s of Massachusetts, Inc.	Massachusetts
Dave & Buster’s of Nebraska, Inc.	Nebraska
Dave & Buster’s of Nevada, Inc. Dave & Buster’s of New Hampshire, Inc.	Delaware Delaware
Dave & Buster’s of New Jersey, Inc.	Delaware
Dave & Buster’s of New Mexico, Inc.	Delaware
Dave & Buster’s of New York, Inc.	New York
Dave & Buster’s of Oklahoma, Inc.	Oklahoma
Dave & Buster’s of Oregon, Inc.	Oregon
Dave & Buster’s of Pennsylvania, Inc.	Pennsylvania
Dave & Buster’s of Pittsburgh, Inc.	Pennsylvania
Dave & Buster’s of Puerto Rico, Inc.	Delaware
Dave & Buster’s of South Carolina, Inc. Dave & Buster’s of South Dakota, Inc.	Delaware South Dakota
Dave & Buster’s of Utah, Inc.	Delaware
Dave & Buster’s of Virginia, Inc.	Virginia
Dave & Buster’s of Washington, Inc.	Washington
Dave & Buster’s of Wisconsin, Inc.	Delaware
D&B Delco, LLC	Delaware
D&B Leasing, Inc.	Texas
D&B Marketing Company, LLC	Virginia
DANDB Texas, Inc.	Texas
Tango Acquisition, Inc.	Delaware
Tango License Corporation	Delaware
Tango of Arizona, Inc.	Delaware
Tango of Arundel, Inc.	Delaware
Tango of Farmingdale, Inc.	Delaware
Tango of Franklin, Inc.	Delaware
Tango of Houston, Inc.	Delaware
Tango of North Carolina, Inc.	Delaware
Tango of Tennessee, Inc.	Delaware
Tango of Westbury, Inc.	Delaware
6131646 Canada, Inc.	Canada